United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 29, 2006
OXiGENE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-21990 (Commission File Number)	13-3679168 (I.R.S. Employer Identification No.)
230 Third Avenue, Waltham, MA 02451

(Address of principal executive offices)
Registrant’s telephone number, including area code: (781) 547-5900
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURE
EXHIBITS
EX-10.1 Dr. Chin Employment Agreement, dated 6/29/06
EX-10.2 Mr. Driscoll Separation Agreement, dated 6/29/06
EX-99.1 Press Release, dated 6/30/06

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
The disclosure provided under Item 5.02(c) below is incorporated herein by reference.
ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.
(a) Not applicable.
(b) The disclosure provided under Item 5.02(c) below is incorporated herein by reference.
(c) On June 30, 2006, OXiGENE, Inc. (“OXiGENE” or the “Company”) announced that Richard Chin, M.D. will replace Frederick Driscoll as the Company’s President and Chief Executive Officer.
Prior to joining OXiGENE, Dr. Chin, age 39, a current member of the Company’s Board of Directors (the “Board”), had served as Senior Vice President and Head of Global Development for Elan Corporation, plc since May 2005 and served as Senior Vice President and Head of Global Medical Affairs of Elan from June 2004 until May 2005. As Senior Vice President and Head of Global Development for Elan Corporation, Dr. Chin had worldwide responsibility for clinical development, regulatory, biostatistics, CMC, QA/compliance, safety and medical affairs. Dr. Chin served in various clinical and scientific roles of increasing responsibility for Genentech, Inc. from March 1999 until June 2004, and ultimately served as Genentech’s Group Director and Head of Clinical Research, Biotherapeutics Unit.
Dr. Chin began his career in pharmaceuticals in July 1997 at Procter and Gamble Pharmaceuticals where he served as Associate Medical Director. Dr. Chin holds a Medical Degree from Harvard Medical School. He received a Masters degree and Bachelor of Arts degree in Law with honors from Oxford University, England under a Rhodes Scholarship. He graduated with a Bachelor of Arts in Biology, magna cum laude, from Harvard University. Dr. Chin is a Diplomate, American Board of Internal Medicine and is licensed to practice medicine in California. Dr. Chin currently serves on the Scientific Advisory Board of Genmedica, located in Barcelona, Spain.
OXiGENE has entered into an employment agreement with Dr. Chin with respect to his service as its President and Chief Executive Officer. Pursuant to the agreement, Dr. Chin will initially receive an annual base salary of $380,000 per year. In addition, Dr. Chin may be eligible to earn an annual bonus based on achievement of individual and Company written goals established on an annual basis by the Board. If Dr. Chin meets the applicable goals, than he shall be entitled to a minimum bonus for that year equal to 50% of his then-current base salary. The Board may also, in its discretion, choose to award Dr. Chin a bonus of up to 100% of his then-current base salary. Dr. Chin shall be eligible for a pro-rated bonus for the 2006 fiscal year. At least 50% of the annual bonus awarded and paid in any year other than 2007 shall be comprised of restricted stock grants or other forms of equity, the amount of which shall be determined by dividing the amount of Dr. Chin’s annual bonus for that year by the Company’s closing stock price on the date of grant. Dr. Chin may elect to receive a greater percentage of his annual bonus in the form of equity, subject to the approval of the Board; provided that the annual bonus awarded and paid in 2007, if any, shall be comprised entirely of cash. Dr. Chin will also receive a commencement bonus in the amount of $200,000.
OXiGENE will grant to Dr. Chin, pursuant to the OXiGENE, Inc. 2005 Stock Plan, an option to purchase 250,000 shares of the Company’s common stock at an exercise price equal to the fair market value on the date of grant of such option. The option shall vest in equal annual installments over four years beginning on the first anniversary of the grant. On January 2, 2007, the Company will also grant to Dr. Chin 250,000 shares of restricted common stock, which restricted stock shall vest in annual increments over the four year period measured from the commencement date of Dr. Chin’s employment with the Company, with vesting to begin on the first anniversary of the commencement date. On an annual basis beginning in 2007, the Board, in its discretion, shall grant to Dr. Chin additional options or restricted common stock, with a target of approximately 100,000 shares of common stock per year; provided that, in 2007 only, the Board shall consider a cash award to Dr. Chin of $250,000 to $350,000 in lieu of any award of options or restricted stock. The award and amount of such grants (or cash payment) shall be based on performance and shall be awarded at the sole discretion of the Board. The Company shall reimburse Dr. Chin for up to $100,000 in relocation expenses. In addition, for as long as Dr. Chin remains OXiGENE’s Chief Executive Officer, the Nominating Committee of the Board will nominate him for continuing membership on the Board.
OXiGENE may terminate the employment agreement without prior written notice, and Dr. Chin may terminate the agreement on 30 days’ prior written notice, as described in the agreement. OXiGENE may also terminate the agreement without prior written notice for “cause,” as defined in the agreement, as long as, in certain circumstances, it gives Dr. Chin a minimum period of 30 days to cure the act or omission constituting cause, as described in the agreement. Upon termination of Dr. Chin’s employment for any reason, if so requested by the Chairman of the Board or a majority of the members of the Board, Dr. Chin shall immediately resign as a director of the Company. If Dr. Chin’s employment is terminated by OXiGENE for cause, or by Dr. Chin without good reason, or as a result of Dr. Chin’s death, OXiGENE will pay to Dr. Chin the amount of accrued obligations to Dr. Chin as of the date of such termination, consisting of accrued and unpaid salary, value of accrued vacation days, amount of unreimbursed and incurred expenses, Dr. Chin’s unvested equity compensation already granted and earned as part of his bonus in the previous year(s), which shall immediately vest and become exercisable upon termination, and the annual bonus related to the most recently completed calendar year, if not already paid . If Dr. Chin’s employment is terminated by OXiGENE as a result of Dr. Chin’s disability, OXiGENE will pay to Dr. Chin the accrued obligations, as described above, plus an amount equal to two months of Dr. Chin’s then-current base salary.
If Dr. Chin’s employment is terminated by OXiGENE without cause, or by Dr. Chin with good reason, OXiGENE will pay to Dr. Chin the accrued obligations, as described above, and an amount equal to 24 months of his then-current base salary, and will also continue to provide medical insurance coverage to Dr. Chin and his family at no cost for 18 months, as described in the agreement. If Dr. Chin’s employment is terminated by OXiGENE without cause, or by Dr. Chin with good reason, within 12 months following a change in control of the Company, as defined in the agreement, OXiGENE will pay to Dr. Chin the accrued obligations, as described above, and an amount equal to 24 months of his then-current base salary, and will also continue to provide medical insurance coverage to Dr. Chin and his family at no cost for 18 months, as described in the agreement. In addition, all unvested options and restricted shares then held by Dr. Chin shall vest and be immediately exercisable.
Subject to OXiGENE’s policy regarding black-out periods and any applicable securities laws, within three months after payment to Dr. Chin of the commencement bonus, Dr. Chin has agreed to purchase, in the open market, $250,000 worth of OXiGENE’s common stock.
OXiGENE has also entered into a Confidentiality, Noncompetition and Intellectual Property Agreement with Dr. Chin.
The Company has also entered into a separation agreement with Mr. Driscoll. Pursuant to the separation agreement, Mr. Driscoll’s employment with OXiGENE ended on June 29, 2006, and he resigned from OXiGENE’s Board effective June 29, 2006. Mr. Driscoll shall receive a severance payment of $325,000, and will have the right to continue his medical and dental insurance, as described in the agreement. OXiGENE has accelerated the vesting of 80,000 shares of restricted stock granted to Mr. Driscoll on October 3, 2005 so that the restrictions on such shares lapsed on June 29, 2006. Mr. Driscoll will have until December 31, 2006 to exercise any vested options to purchase OXiGENE common stock, subject to any provisions of the applicable stock plan that would extend the exercise period for such options beyond December 31, 2006. All unvested options terminated on June 29, 2006.
(d) Not applicable.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits:

Exhibit Number	Description

10.1	Employment Agreement between OXiGENE and Dr. Chin dated June 29, 2006.

10.2	Separation Agreement between OXiGENE and Mr. Driscoll dated June 29, 2006.

99.1	Press Release dated June 30, 2006, reporting appointment of Dr. Chin as President and Chief Executive Officer of OXiGENE.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2006	OXiGENE, Inc.
/s/ James B. Murphy
By: James B. Murphy
Vice President and Chief Financial Officer

EXHIBITS

Exhibit Number	Description

10.1	Employment Agreement between OXiGENE and Dr. Chin dated June 29, 2006.

10.2	Separation Agreement between OXiGENE and Mr. Driscoll dated June 29, 2006.

99.1	Press Release dated June 30, 2006, reporting appointment of Dr. Chin as President and Chief Executive Officer of OXiGENE.